UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2008

IXI Mobile, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Shoreway Road, Suite 380, Belmont, California	94002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 551-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

This Form 8-K/A amends the Form 8-K filed by IXI Mobile, Inc. (the “Company”) on August 13, 2008 regarding the Company’s implementation of strategic measures intended to refocus the Company’s activities and to reduce operating costs. At the date of the original Form 8-K filing, the Company was unable in good faith to make a determination of the total amount or range of amounts expected to be incurred in connection with these strategic measures.

The Company now estimates that the total costs expected to be incurred (including costs already incurred) in connection with this plan will be approximately $7.4 million. The Company expects to incur costs of approximately $4.3 million in connection with the termination of employees of the Company, approximately $610,000 of which has previously been accrued. Approximately $1.4 million of such costs will result in cash expenditures (of which $350,000 has previously been funded) and approximately $2.9 million of which will result in non-cash charges. In addition, the Company, in its financial statements for the second fiscal quarter ended June 30, 2008, incurred costs of approximately $3.1 million in connection with write-down of inventory; vendors advance payments and prepaid royalties to third parties.

This report contains forward-looking information within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those projected or suggested. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in such sections. These statements are based on current estimates and actual results may differ materially due to risks, such as severance costs or impairment charges that differ from original estimates; terminating contractual obligations; amounts for non-cash charges relating to fixed assets that differ from the original estimates because of the ultimate fair market value of such fixed assets; and other risks set forth in the Company’s filings with the SEC, including its most recent Form 10-Q, 10-K and other filings that are available through EDGAR at www.sec.gov. These are among the primary risks the Company foresees at the present time. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date these statements were made. The Company assumes no obligation to update the forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXI MOBILE, INC.

	By:	/s/ Motti Gil
	Name:	Motti Gil
Dated: August 22, 2008	Title:	Chief Financial Officer